UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2022

Techpoint, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55843	80-0806545
(State or other jurisdiction of incorporation or organization)	Commission File Number:	(I.R.S. Employer Identification No.)

2550 N. First Street, #550 San Jose, CA USA (408) 324-0588	95131
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Japanese Depositary Shares, each representing one Common Stock Share, $0.0001 par value per share	M-6697	Tokyo Stock Exchange (Growth Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Changes in Registrant's Certifying Accountant

Item 4.01 Change in Registrant's Certifying Accountant

(b)

The Audit Committee of the Board of Directors of Techpoint Inc. (the "Company") conducted a comprehensive, competitive process to determine the Company's independent registered public accounting firm for the Company's fiscal year ended December 31, 2022.  On October 10, 2022, the Audit Committee approved the engagement of MGO LLP (“MGO”) as the Company's independent registered public accounting firm for the Company's fiscal year ending December 31, 2022.

During the fiscal years ended December 31, 2021 and 2020 and the subsequent interim periods through June 30, 2022, neither the Company nor anyone on its behalf has consulted with MGO regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report or oral advice was provided to the Company that MGO concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Techpoint, Inc.

Date: October 11, 2022	By:	/s/ Fumihiro Kozato
Fumihiro Kozato
President and Chief Executive Officer (Principal Executive Officer)

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